EXHIBIT 21

                         SUBSIDIARIES OF TEKTRONIX, INC.
                              an Oregon Corporation

                                                            JURISDICTION
          NAME OF SUBSIDIARY                                  ORGANIZED
          ------------------                                ------------
Tektronix GmbH.                                                Austria
Tektronix N.V.                                                 Belgium
Tektronix Industria e Comercio Ltda.                           Brazil
Tektronix Canada Inc.                                          Canada
Tektronix Electronics (China) Co., Ltd.                        China
Tektronix (China) Co., Ltd.                                    China
Tektronix (Yangzhong) Co., Ltd.                                China
Tektronix A/S                                                  Denmark
Tektronix Oy                                                   Finland
Tektronix S.A.                                                 France
Tektronix Berlin GmbH & Co. KG                                 Germany
Tektronix Berlin Verwaltungs GmbH                              Germany
Tektronix GmbH                                                 Germany
Tektronix Foreign Sales Corporation                            Guam
Tektronix Distribution Europe BV                               Holland
Tektronix Hong Kong Limited                                    Hong Kong
Tektronix Engineering Development (India) Limited              India
Tektronix (India) Limited                                      India
Tektronix Padova S.p.A.                                        Italy
Tektronix S.p.A.                                               Italy
Tektronix Japan Ltd.                                           Japan
Tektronix Korea, Ltd.                                          Korea
Tektronix, S.A. de C.V.                                        Mexico
Tektronix Holland B.V.                                         The Netherlands
Tektronix Polska Spx z o.o.                                    Poland
Tektronix Southeast Asia Pte Ltd                               Singapore
Tektronix Espanola, S.A.                                       Spain
Tektronix AB                                                   Sweden
Tektronix International A.G.                                   Switzerland
Tektronix International Sales GmbH                             Switzerland
Tektronix Taiwan, Ltd.                                         Taiwan
Adherent Limited                                               United Kingdom
Tayvin 160 Limited                                             United Kingdom
Tektronix Cambridge Limited                                    United Kingdom
Tektronix Europe Limited                                       United Kingdom
Tektronix U.K. Limited                                         United Kingdom
Tektronix U.K. Holdings Limited                                United Kingdom
Tektronix U K Development Centre Limited                       United Kingdom
Impala Acquisition Co. LLC                                     Delaware
Impala Merger Corp.                                            Delaware
Maxtek Components Corporation                                  Delaware
Tektronix Asia, Ltd.                                           Oregon
Tektronix Development Company                                  Oregon
Tektronix Export, Inc.                                         Oregon
Tektronix Federal Systems, Inc.                                Oregon
Tektronix International, Inc.                                  Oregon